Exhibit 10.1
Termination of Asset Purchase Agreement
Pursuant to Section 8.1(a) of that certain Asset Purchase Agreement (the “Agreement”) dated February 11, 2011, by and among Local.com Corporation, a Delaware corporation with a principal address of 7555 Irvine Center Drive, Irvine, CA 92618 (“Buyer”); Rovion, Inc., a Delaware corporation with a principal address of 76 Summer Street, 5th Floor, Boston, MA 02110 (“Subsidiary”); and DigitalPost Interactive, Inc., a Nevada corporation with a principal address of 4040 Barranca Parkway, Suite 220, Irvine, CA 92618 (“DGLP” and together with Subsidiary, “Seller”), Buyer and Seller hereby agree to terminate the Agreement effective immediately, this 23rd day of March, 2011.
IN WITNESS WHEREOF, the parties have executed this Termination of Asset Purchase Agreement as of March 23, 2011.

BUYER: Local.com Corporation	SELLER: DigitalPost Interactive, Inc.

By:	/s/ Heath Clarke	By:	/s/ Michael Sawtell

	Heath Clarke Chief Executive Officer		Michael Sawtell Chief Executive Officer

Subsidiary:
Rovion, Inc.

		By:	/s/ Brian Goss

Brian Goss President